Filed Pursuant to Rule 424(b)(3)

Registration No. 333-199122

PROSPECTUS

$100,000,000

Debt Securities

Common Stock

Preferred Stock

Depository Shares

Warrants

Purchase Contracts

Units

We may offer and sell from time to time up to $100 million of unsecured debt securities, which may consist of notes, debentures, or other evidences of indebtedness; shares of common stock; shares of preferred stock; depositary shares; purchase contracts; warrants to purchase other securities; and units consisting of any combination of the above securities.  This prospectus provides you with a general description of the securities listed above. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities we are offering.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “BDGE.”

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement and any applicable pricing supplement for those securities.

You should read this prospectus and any supplements carefully before you invest. Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors,” on page 3 of this prospectus, in any prospectus supplement and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 14, 2014.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

•                  this prospectus, which provides general information, some of which may not apply to your securities;

•                  a prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities and which may not include information relating to the prices of the securities being offered; and

•                  if necessary, a pricing supplement, which describes the pricing terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the prospectus, you should rely on the information in the following order of priority:

•                  the pricing supplement, if any;

•                  the prospectus supplement; and

•                  this prospectus.

We include cross-references in this prospectus and the prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell the debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts, or units consisting of a combination of any of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $100 million.  This prospectus provides you with a general description of the securities covered by it. Each time we offer these securities, we will provide a prospectus supplement and, if necessary, a pricing supplement, that will contain specific information about the terms of the offer. The prospectus supplement and any pricing supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Bridge Bancorp,” the “Company,” “we,” “us,” “our” or similar references mean Bridge Bancorp, Inc., and references to the “Bank” mean The Bridgehampton National Bank.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC’s Internet site at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC.

SEC Filings	Period or Filing Date (as applicable)

Annual Report on Form 10-K	Year ended December 31, 2013

Quarterly Reports on Form 10-Q	Quarter ended March 31, 2014; Quarter ended June 30, 2014

Current Reports on Form 8-K (in each case other than those portions furnished under Item 2.02 or 7.01 of Form 8-K)	January 6, 2014; January 15, 2014; February 19, 2014; April 3, 2014; May 5, 2014; June 3, 2014 and July 3, 2014 and October 3, 2014

The description of our common stock set forth in the registration statement on Form 8-A12B (No. 001-34096) and any amendment or report filed with the SEC for the purpose of updating this description	June 9, 2008

In addition, we also incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities covered by this prospectus until the completion of the distribution of such securities. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s Internet site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at:

Corporate Secretary

Bridge Bancorp, Inc.

(631) 537-1000

Overnight Mail	Regular Mail
Corporate Secretary	Corporate Secretary
Bridge Bancorp, Inc.	Bridge Bancorp, Inc.
2200 Montauk Highway	P.O. Box 3005
Bridgehampton, New York 11932	Bridgehampton, New York 11932

In addition, we maintain a corporate website, www.bridgenb.com.  We make available, through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this Registration Statement.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make statements in this prospectus and the documents incorporated into it by reference that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”).  Such forward-looking statements, in addition to historical information, involve risk and uncertainties, and are based on the beliefs, assumptions and expectations of management of the Company.  Words such as “expects,” “believes,” “should,” “plans,” “anticipates,” “will,” “potential,” “could,” “intend,” “may,” “outlook,” “predict,” “project,” “would,” “estimated,” “assumes,” “likely,” and variation of such similar expressions are intended to identify such forward-looking statements.  Forward-looking statements speak only as of the date they are made.  Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possible materially, from those that we anticipated in our forward-looking statements and future results could differ materially from historical performance.

Factors that could cause future results to vary from current management expectations as reflected in our forward-looking statements include, but are not limited to, changing economic conditions; legislative and regulatory changes, including increases in Federal Deposit Insurance Corporation (“FDIC”) insurance rates; monetary and fiscal policies of the federal government; changes in tax policies; rates and regulations of federal, state and local tax authorities; changes in interest rates; changes in our ability to access cost-effective funding; deposit flows; inflation; demands for loan products; demand for financial services; competition; changes in the securities or secondary mortgage markets; changes in the quality and composition of the Bank’s loan and investment portfolios; changes in management’s business strategies; changes in our ability to manage market risk, credit risk and operational risk; our ability to enter new markets successfully; changes in accounting principles, policies or guidelines; our ability to successfully integrate acquired businesses; changes in consumer spending; our ability to retain key employees; changes in real estate values; expanded regulatory requirements as a result of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which could adversely affect operating results; and other factors discussed elsewhere in this report, and in other reports filed by the Company with the Securities and Exchange Commission.

You should not place undue reliance on these forward-looking statements, which reflect our expectations only as of the date of this prospectus. We do not assume any obligation to revise forward-looking statements except as may be required by law.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, the prospectus supplement or any applicable pricing supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

OUR COMPANY

We are a New York corporation formed in 1988 to become the holding company for The Bridgehampton National Bank.  We are registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.  At June 30, 2014, we had total assets of $2.2 billion, deposits of $1.8 billion and total stockholders’ equity of $172.9 million.

The Bridgehampton National Bank was established in 1910 as a national banking association and is headquartered in Bridgehampton, New York. The Bank operates 26 retail branch locations in its primary market area of Suffolk County and Southern Nassau County, Long Island.  Through this branch network and its electronic delivery channels, the Bank provides deposit and loan products and financial services to local businesses, consumers and municipalities. Title insurance services are offered through the Bank’s wholly owned subsidiary, Bridge Abstract.  Bridge Investment Services, also a subsidiary of the Bank, offers financial planning and investment consultation.

Our principal executive offices are located at 2200 Montauk Highway, Bridgehampton, New York 11932, and our telephone number is (631) 537-1000.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 1 of this prospectus.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to fixed charges were as follows for the periods presented:

	Six Months Ended June 30,	Years Ended December 31,
	2014	2013	2012	2011	2010	2009

Ratios of Earnings to Fixed Charges:
Including deposit interest	2.66x	3.44x	3.33x	2.86x	2.61x	2.57x
Excluding deposit interest	4.50x	7.33x	8.63x	7.37x	6.63x	14.78x

For the purpose of computing the consolidated ratio of earnings to fixed charges, “earnings” consist of income before income taxes plus fixed charges. “Fixed charges” consist of interest on borrowings, including interest payments of the junior subordinated debentures underlying the Trust Preferred Securities issued by a subsidiary of the Company in December 2009, and one-third of rent expense, which approximates the interest component of rent expense. In addition, where indicated fixed charges includes interest on deposits.  We currently have no shares of preferred stock outstanding and have not paid any preferred stock dividends during the periods presented.  A statement setting forth details of the computation of the ratios of earnings to fixed charges is included as Exhibit 12.1 to the registration statement of which this prospectus is a part.

USE OF PROCEEDS

The Company intends to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. The Company’s general corporate purposes will likely include support for organic growth, and may also include, among other things, financing possible acquisitions of branches or other financial institutions, diversification into other banking-related businesses, extending credit to, or funding investments in, our subsidiaries, repaying, reducing or refinancing indebtedness, or repurchasing our outstanding common stock.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of the securities for general corporate purposes, we will use the net proceeds to reduce our indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies to support our growth, to fund our subsidiaries, or otherwise.

REGULATION AND SUPERVISION

As a bank holding company controlling the Bank, we are subject to the Bank Holding Company Act of 1956, as amended (“BHCA”), and the rules and regulations of the Board of Governors of the Federal Reserve System (“Federal Reserve Board”) under the BHCA applicable to bank holding companies. We are required to file reports with, and otherwise comply with the rules and regulations of the Federal Reserve Board and the SEC.

Our banking subsidiary, The Bridgehampton National Bank, is a national bank organized under the laws of the United States of America. The lending, investment, and other business operations of the Bank are governed by federal law and regulations and the Bank is prohibited from engaging in any operations not specifically authorized by such laws and regulations. The Bank is subject to extensive regulation by the Office of the Comptroller of the Currency (“OCC”) and to a lesser extent by the FDIC, as its deposit insurer as well as by the Federal Reserve Board. The Bank’s deposit accounts are insured up to applicable limits by the FDIC under its Deposit Insurance Fund.

These regulatory authorities have extensive enforcement authority over the institutions that they regulate to prohibit or correct activities that violate law, regulation or a regulatory agreement or which are deemed to be unsafe or unsound banking practices. Enforcement actions may include the appointment of a conservator or receiver, the issuance of a cease and desist order, the termination of deposit insurance, the imposition of civil money penalties on the institution, its directors, officers, employees and institution-affiliated parties, the issuance of directives to increase capital, the issuance of formal and informal agreements, the removal of or restrictions on directors, officers, employees and institution-affiliated parties, and the enforcement of any such mechanisms through restraining orders or other court actions. Any change in laws and regulations, whether by the OCC, the FDIC, the Federal Reserve Board or through legislation, could have a material adverse impact on us, our operations and our stockholders.

Because we are a holding company, our rights and the rights of our creditors and the holders of the securities we are offering under this prospectus to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

In addition, dividends, loans and advances from the Bank to us are restricted by federal law.

For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries, and specific information relevant to us and the Bank, you should refer to our Annual Report on Form 10-K for the year ended December 31, 2013, and any other subsequent reports filed by us with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the Deposit Insurance Fund that insures deposits of the Bank, rather than for the protection of security holders.

DESCRIPTION OF THE SECURITIES

This prospectus contains a summary of the debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts, and units that may be offered under this prospectus. The following summaries are not meant to be a complete description of each security.  However, this prospectus, the prospectus supplement and the pricing supplement, if applicable, contain the material terms and conditions for each security.  You should read these documents as well as the documents filed as exhibits to or incorporated by reference to this registration statement.  Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

Description of Debt Securities

General

We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, referred to as the “senior indenture,” and subordinated debt securities will be issued under a separate indenture, referred to in this section as the “subordinated indenture.”  The senior indenture and the subordinated indenture are referred to in this section as the “indentures.”  The senior debt securities and the subordinated debt securities are referred to in this section as the “debt securities.”  The debt securities will be our direct unsecured general obligations.

This prospectus describes the general terms and provisions of the debt securities.  When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus.  The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The following briefly describes the general terms and provisions of the debt securities and the indentures.  We have not restated these indentures in their entirety in this description. We have filed the forms of the indentures, including the forms of debt securities, as exhibits to the registration statement of which this prospectus is a part. We urge you to read the indentures, because they, and not this description, control your rights as holders of the debt securities. The following description of the indentures is not complete and is subject to, and qualified in its entirety by reference to, all the provisions in the respective indentures. In the summary below, we have included references to section numbers of the applicable indenture so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the indentures.

Neither indenture limits the amount of debt securities that we may issue under the indenture from time to time in one or more series. We may in the future issue debt securities under either indenture. At the date of this prospectus, we had not issued any debt securities under either indenture.

Neither indenture contains provisions that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit rating.

The debt securities will be our exclusive obligations. Neither indenture requires our subsidiaries to guarantee the debt securities. As a result, the holders of debt securities will generally have a junior position to claims of all creditors and preferred shareholders of our subsidiaries.

Terms of Each Series of Debt Securities Provided in the Prospectus Supplement

A prospectus supplement and any supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•                  the form and title of the debt securities;

•                  whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;

•                  the principal amount of the debt securities;

•                  the denominations in which the debt securities will be issued;

•                  the portion of the principal amount which will be payable if the maturity of the debt securities is accelerated;

•                  the currency or currency unit in which the debt securities will be paid, if not U.S. dollars;

•                  any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable as well;

•                  the place where the principal of, and premium, if any, and interest on any debt securities will be payable;

•                  the date or dates on which the debt securities will be issued and the principal, and premium, if any, of the debt securities will be payable;

•                  the rate or rates which the debt securities will bear interest and the interest payment dates for the debt securities;

•                  any mandatory or optional redemption provisions;

•                  the terms, if any, upon which the debt securities are convertible into other securities of ours or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

•                  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•                  any deletion from, changes of or additions to the covenants or the Events of Default (as defined below) under “Provisions in Both Indentures — Events of Default and Remedies”;

•                  any changes to the terms and condition upon which the debt securities can be defeased or discharged;

•                  any restriction or other provision with respect to the transfer or exchange of the debt securities;

•                  the identity of any other trustee, paying agent and security registrar, if other than the trustee; and

•                  any other terms of the debt securities (Section 301).

We will maintain in each place specified by us for payment of any series of debt securities an office or agency where debt securities of that series may be presented or surrendered for payment, where debt securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities of that series and the related indenture may be served (Section 1002).

Debt securities may be issued under an indenture as original issue discount securities to be offered and sold at a substantial discount below their principal amount. Material federal income tax, accounting and other considerations applicable to any such original issue discount securities will be described in any related prospectus supplement. “Original issue discount security” means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof as a result of the occurrence of an Event of Default and the continuation thereof (Section 101).

Provisions Only in the Senior Indenture

Payment of the principal, premium, if any, and interest on the senior debt securities will rank equally in right of payment with all of our other unsecured senior debt.

Provisions Only in the Subordinated Indenture

Payment of the principal, premium, if any, and interest on the subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to prior payment in full of all of our senior indebtedness, including senior debt securities and other debt to the extent described in a prospectus supplement. (Section 1401 of the subordinated indenture.)

Subordinated Debt Securities Intended to Qualify as Tier 2 Capital

Unless otherwise stated in the applicable prospectus supplement, it is currently intended that the subordinated debt securities will qualify as Tier 2 Capital under the guidelines established by the Federal Reserve Board for bank holding companies. The guidelines set forth specific criteria for subordinated debt to qualify as Tier 2 Capital. Among other things, the subordinated debt must:

•                  be unsecured;

•                  have an average maturity of at least five years;

•                  be subordinated in right of payment;

•                  not contain provisions permitting the holders of the debt to accelerate payment of principal prior to maturity except in the event of bankruptcy of the issuer;

•                  not contain provisions permitting the issuer of the debt to redeem the security prior to the maturity date without prior approval of the Federal Reserve; and

•                  not contain provisions that would adversely affect liquidity or unduly restrict management’s flexibility to operate the organization, particularly in times of financial difficulty, such as limitations on additional secured or senior borrowings, sales or dispositions of assets or changes in control.

Provisions in Both Indentures

Consolidation, Merger or Asset Sale

Each indenture generally allows us to consolidate or merge with a domestic person, association or entity. They also allow us to sell, lease or transfer our property and assets substantially as an entirety to a domestic person, association or entity. If this happens, the remaining or acquiring person, association or entity must assume all of our responsibilities and liabilities under the indentures including the payment of all amounts due on the debt securities and performance of the covenants in the indentures.

However, we will only consolidate or merge with or into any other person, association or entity or sell, lease or transfer our assets substantially as an entirety according to the terms and conditions of the indentures, which require that:

•              the remaining or acquiring person, association or entity is organized under the laws of the United States, any state within the United States or the District of Columbia;

•              the remaining or acquiring person, association or entity assumes our obligations under the indentures; and

•              immediately after giving effect to the transaction, no Default or Event of Default, as defined below, shall have occurred and be continuing.

The remaining or acquiring person, association or entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor may exercise our rights and powers under the indentures, in our name or in its own name. If we sell or transfer all or substantially all of our assets, we will be released from all our liabilities and obligations under any indenture and under the debt securities. If we lease all or substantially all of our assets, we will not be released from our obligations under the indentures. (Sections 801 and 802)

Events of Default and Remedies

In the indentures, Default with respect to any series of debt securities means any event which is, or after notice or lapse of time or both would become, an Event of Default.

In the indentures, Event of Default with respect to any series of debt securities means any of the following:

•                  failure to pay the principal of or any premium on any debt security of that series when due;

•                  failure to pay interest on any debt security of that series for 30 days;

•                  subject to certain exceptions, failure to perform any other covenant in the indenture, other than a covenant default in the performance of which has expressly been included in the indenture solely for the benefit of series of debt securities other than that series, that continues for 90 days after being given written notice as specified in the indenture;

•                  our bankruptcy, insolvency or reorganization; or

•                  any other Event of Default included in any indenture or supplemental indenture. (Section 501)

If an Event of Default with respect to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of all of the outstanding debt securities of a particular series may declare the principal of all the debt securities of that series to be due and payable. When such declaration is made, such amounts will be immediately due and payable. The holders of a majority in principal amount of the outstanding debt securities of such series may rescind such declaration and its consequences if all existing Events of Default have been cured or waived, other than nonpayment of principal or interest that has become due solely as a result of acceleration. (Section 502)

Holders of a series of debt securities may not enforce the indenture or the series of debt securities, except as provided in the indenture or a series of debt securities. (Section 507) The trustee may require indemnity satisfactory to it before it enforces the indenture or such series of debt securities. (Section 603) Subject to certain limitations, the holders of a majority in principal amount of the outstanding debt securities of a particular series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power of the trustee. (Section 512) The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers such withholding of notice to be in the best interests of the holders. (Section 602)

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. Further, an Event of Default under the debt securities of any series will not necessarily constitute an event of default under our other indebtedness or vice versa.

Modification of Indentures

Under each indenture, generally we and the trustee may modify our rights and obligations and the rights of the holders with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of any series affected by the modification, voting as one class. No modification of the principal or interest payment terms, no modification reducing the percentage required for modifications and no modification impairing the right to institute suit for the payment on debt securities of any series when due, is effective against any holder without its consent. (Section 902)

In addition, we and the trustee may amend the indentures without the consent of any holder of the debt securities to make certain technical changes, such as:

•                    curing ambiguities or correcting defects or inconsistencies;

•                    evidencing the succession of another person to us, and the assumption by that successor of our obligations under the applicable indenture and the debt securities of any series;

•                    providing for a successor trustee;

•                    qualifying the indentures under the Trust Indenture Act of 1939, as amended, which we refer to in this prospectus as the “Trust Indenture Act”;

•                    complying with the rules and regulations of any securities exchange or automated quotation system on which debt securities of any series may be listed or traded; or

•                    adding provisions relating to a particular series of debt securities. (Section 901)

Discharging Our Obligations

We may choose either to discharge our obligations on the debt securities of any series in a legal defeasance, or to release ourselves from our covenant restrictions on the debt securities of any series in a covenant defeasance. We may do so at any time on the 91st day after we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If we choose the legal defeasance option, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities, replacement of lost, stolen or mutilated debt securities, conversion or exchange of debt securities, sinking fund payments and receipt of principal and interest on the original stated due dates or specified redemption dates. (Section 1302)

We may discharge our obligations on the debt securities of any series or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver an opinion of our legal counsel that the discharge will not result in holders having to recognize taxable income or loss or subject them to different tax treatment. In the case of legal defeasance, this opinion must be based on either an IRS letter ruling or change in federal tax law. We may not have a default on the debt securities discharged on the date of deposit. The discharge may not violate any of our agreements. The discharge may not result in our becoming an investment company in violation of the Investment Company Act of 1940.

Information Concerning the Indenture Trustee

Under provisions of the indentures and the Trust Indenture Act, if a trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the trustee shall either eliminate such interest or resign in the manner provided by the indentures. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with its terms and conditions.

The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series. (Section 610)

Each indenture contains certain limitations on the right of the trustee thereunder, in the event that it becomes our creditor, to obtain payment of claims in some cases, or to realize on property received in respect of any such claim, as security or otherwise. (Section 613)

The trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve, the priority of the trustee’s claims regarding certain advances made by it, and any action taken by the trustee materially affecting the debt securities.  However, no annual report is required to be submitted if no event described in Section 313(a) of the Trust Indenture Act has occurred within the 12 months preceding the reporting date. (Section 703)

Each indenture provides that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee shall be accompanied by a certificate of our officers and an opinion of counsel, who may be our counsel, stating that, in the opinion of the signers, we have complied with all conditions precedent to the action. (Section 102)

No Personal Liability of Officers, Directors, Employees or Shareholders

Our officers, directors, employees and shareholders will not have any liability for our obligations under the indentures or the debt securities by way of his or her status. Each holder of debt securities, by accepting a debt security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities.

Form, Denominations and Registration; Global Securities; Book Entry Only System

Unless otherwise indicated in a prospectus supplement, the debt securities of a series will be issued only in fully registered form, without coupons, in denominations of $1,000 or integral multiples thereof. (Section 302) You will not have to pay a service charge to transfer or exchange debt securities of a series, but we may require you to pay for taxes or other governmental charges due upon a transfer or exchange. (Section 305)

Unless otherwise indicated in a prospectus supplement, each series of debt securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or any successor depositary, which we call a “depositary”, and will be represented by one or more global notes registered in the name of Cede & Co., as nominee of DTC. The interests of beneficial owners in the global notes will be represented through financial institutions acting on their behalf as direct or indirect participants in DTC. See “Description of Global Securities,” for the procedures for transfer of interests in securities held in global form.

Description of Common Stock

We are authorized to issue 22,000,000 shares of capital stock, 20,000,000 of which are shares of common stock, par value of $0.01 per share, and 2,000,000 of which are shares of preferred stock, par value of $0.01 per share.  As of September 30, 2014, we had 11,644,370 shares of common stock outstanding, and no shares of preferred stock outstanding.

Each share of common stock has the same relative rights as, and is identical in all respects to, each other share of common stock.

Dividends

The holders of our common stock are entitled to receive and share equally in such dividends, if any, declared by the board of directors out of funds legally available therefor.  Under the New York Business Corporation Law, we may pay dividends on our outstanding shares except when the Company is insolvent or would be made insolvent by the dividend. In addition, we may pay dividends and other distributions either (1) out of surplus, so that our net assets remaining after such payment or distribution shall at least equal the amount of our stated capital, or (2) if we have no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year; provided, that, if our capital is less than the aggregate amount of the stated capital represented by the issued and outstanding shares of all classes having a preference upon the distribution of assets, we may not pay dividends out of such net profits until the deficiency in the amount of stated capital represented by the issued and outstanding shares of all classes having a preference upon the distribution of assets shall have been repaired.  If we issue preferred stock, the holders thereof may have a priority over the holders of our common stock with respect to dividends.

Voting Rights

The holders of our common stock are generally entitled to one vote per share.  Holders of our common stock are not entitled to cumulate their votes in the election of directors.

Liquidation

In the event of our liquidation, dissolution or winding up, the holders of our common stock would be entitled to receive, after payment or provision for payment of all our debts and liabilities and the holders of any preferred stock, all of our assets available for distribution.

No Preemptive or Redemption Rights

Holders of our common stock are not entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Provisions in Our Certificate of Incorporation, Our Bylaws and Federal Law Affecting Our Shareholders

Our certificate of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of shareholders that might discourage future takeover attempts. As a result, shareholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of our board of directors or management more difficult.  Such provisions include, among others, the requirement of a supermajority vote of shareholders to approve certain business combinations and other corporate actions, special procedural rules for certain business combinations, a classified board of directors, restrictions on the calling of special meetings of shareholders that do not provide for the calling of special meetings by the shareholders, and a provision in our certificate of incorporation allowing the board of directors to oppose a tender or other offer for our securities, including through the issuance of authorized but unissued securities or treasury stock or granting stock options, based on a wide range of considerations.  The foregoing is qualified in its entirety by reference to our certificate of incorporation and bylaws, both of which are on file with the SEC.

The Bank Holding Company Act generally would prohibit any company that is not engaged in financial activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of us. “Control” is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. In addition, any existing bank holding company would need the prior approval of the Federal Reserve before acquiring 5% or more of our voting stock.  The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction.  Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as us, could constitute acquisition of control of the bank holding company.

Description of Preferred Stock

The following summary contains a description of the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to the amendment to our certificate of incorporation or the certificate of amendment pursuant to applicable New York State law with respect to the establishment of a series of preferred stock which will be filed with the SEC in connection with the offering of such series of preferred stock.

General

Our certificate of incorporation permits our board of directors to authorize the issuance of up to 2,000,000 shares of preferred stock, par value $0.01, in one or more series, without stockholder action. The board of directors can fix the number of shares to be included in each such series, and the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Therefore, without stockholder approval, our board of directors can authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power of the common stock and may assist management in impeding any unfriendly takeover or attempted change in control. None of our preferred stock is currently outstanding.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•                 the designation and stated value per share of the preferred stock and the number of shares offered;

•                 the amount of liquidation preference per share;

•                 the price at which the preferred stock will be issued;

•                 the dividend rate, or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•                 any redemption or sinking fund provisions;

•                 any conversion provisions; and

•                 any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

We may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, which we call depositary shares.  See “Description of Depositary Shares,” below.

Rank

Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, rank:

•                     senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred stock (the junior securities);

•                     equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred stock (the parity securities); and

•                     junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described, if any, in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Our ability to pay dividends on our preferred stock is limited by the New York State Business Corporation Law.

Rights Upon Liquidation

If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

Because we are a bank holding company, our rights, the rights of our creditors and of our stockholders, including the holders of the preferred stock offered by this prospectus, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Redemption

We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option.  In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as otherwise required by law or in our certificate of incorporation.

Exchangeability

The terms on which shares of preferred stock of any series may be converted into or exchanged for another class or series of securities will be described in the applicable prospectus supplement.

Unless otherwise indicated in a prospectus supplement, each series of preferred stock may be deposited with, or on behalf of, DTC or any successor depositary and represented by one or more global securities registered in the name of Cede & Co., as nominee of DTC.  The interests of beneficial owners in the global securities will be represented through financial institutions acting on their behalf as direct or indirect participants in DTC. See “Description of Global Securities” for the procedures for transfer of interests in securities held in global form.

Description of Depositary Shares

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the prospectus supplement, of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited with a depositary named in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Depositary Shares

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Description of Warrants

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the appropriate prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•                  the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•                  the currency or currency units in which the offering price, if any, and the exercise price are payable;

•                  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•                  any applicable anti-dilution provisions;

•                  any applicable redemption or call provisions;

•                  the circumstances under which the warrant exercise price may be adjusted;

•                  whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•                  any applicable material United States federal income tax consequences;

•                  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•                  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•                  the designation and terms of the debt securities, preferred stock, depositary shares or common stock purchasable upon exercise of the warrants;

•                  the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•                  if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•                  if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•                  the principal amount of debt securities, the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•                  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•                  information with respect to book-entry procedures, if any;

•                  the antidilution provisions of the warrants, if any;

•                  any redemption or call provisions;

•                  whether the warrants are to be sold separately or with other securities as parts of units; and

•                  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Description of Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock. The price of our debt securities or price per share of common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•                  whether the purchase contracts obligate the holder to purchase or sell, or both, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•                  whether the purchase contracts are to be prepaid or not;

•                  whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•                  any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•                  United States federal income tax considerations relevant to the purchase contracts; and

•                  whether the purchase contracts will be issued in fully registered global form.

The applicable prospectus supplement will describe the terms of any purchase contracts.  The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

Description of Units

We may issue units comprised of two or more of the other securities described in this prospectus in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•                  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•                  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•                  the terms of the unit agreement governing the units;

•                  United States federal income tax considerations relevant to the units; and

•                  whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of unit agreement which will be filed with the SEC in connection with the offering of such units, and, if applicable, collateral arrangements and depositary arrangements relating to such units.

GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, securities other than common stock will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee.  Unless otherwise indicated in the applicable prospectus supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC, and the securities will be registered in the name of Cede & Co. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person’s interest in the securities except as described herein or in the applicable prospectus supplement.  Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates.  DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations.  DTC is a wholly owned subsidiary of the Depository Trust & Clearing Corporation, or DTCC.  DTCC, in turn, is owned by a number of DTC’s participants and subsidiaries of DTCC as well as by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.  The rules applicable to DTC and DTC participants are on file with the SEC.

Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants.  Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, who will then forward them to indirect participants or holders.  Holders will not be recognized by the relevant registrar, transfer agent, trustee or warrant agent as registered holders of the securities entitled to the benefits of our certificate of incorporation or the applicable indenture, warrant agreement or other applicable security.  Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants.  DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.

Because DTC can act only on behalf of participants, who in turn act only on behalf of participants or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in global form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities.

DTC will take any action permitted to be taken by a registered holder of any securities under our certificate of incorporation or the relevant indenture, warrant agreement, or other applicable security only at the direction of one or more participants to whose accounts with DTC such securities are credited.

Unless otherwise indicated in the applicable prospectus supplement, a global security will be exchangeable for the relevant definitive securities registered in the names of persons other than DTC or its nominee only if:

•                  DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered;

•                  we execute and deliver to the relevant registrar, transfer agent, trustee and/or warrant agent an order complying with the requirements of the applicable indenture, warrant agreement, or other security that the global security will be exchangeable for definitive securities in registered form; or

•                  there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these debt securities.

Any global security that is exchangeable under the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

Upon the occurrence of any event described in the preceding paragraph, DTC is generally required to notify all participants of the availability of definitive securities.  Upon DTC surrendering the global security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or warrant agent, as the case may be, will reissue the securities as definitive securities, and then such persons will recognize the holders of such definitive securities as registered holders of securities entitled to the benefits of our certificate of incorporation or the relevant indenture, warrant agreement or other security.

Redemption notices will be sent to Cede & Co. as the registered holder of the global securities.  If less than all of a series of securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary we appoint.  Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security evidencing all or part of any securities unless the beneficial interest is in an amount equal to an authorized denomination for these securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.  None of us, any trustees, any registrar and transfer agent or any warrant agent, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds.  In contrast, beneficial interests in a global security, in some cases, may trade in the DTC’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds.  There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests.  Also, settlement for purchases of beneficial interests in a global security upon the original issuance of the security may be required to be made in immediately available funds.

PLAN OF DISTRIBUTION

We may sell our securities in any of three ways (or in any combination thereof):

•                   through underwriters or dealers;

•                   directly to purchasers; or

•                   through agents.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering.  The prospectus supplement will set forth the terms of the offering of such stock, including:

•                   the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them;

•                   the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•                   any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters.  Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent.  The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time.  The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them.  Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.  Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities.  The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL OPINIONS

The validity of the securities offered hereby will be passed upon for us by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C.

EXPERTS

The consolidated financial statements of Bridge Bancorp, Inc. as of December 31, 2013 and 2012, and for each of the three years in the period ended December 31, 2013, and the effectiveness of Bridge Bancorp, Inc.’s internal control over financial reporting as of December 31, 2013, have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and incorporated herein by reference.  Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.